UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, CommScope Holding Company, Inc. (the “Company”) announced that the Board of Directors of the Company met and appointed Charles “Chuck” Treadway as the new President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors, effective October 1, 2020, replacing Marvin S. Edwards, Jr. The Company’s leadership transition is the result of the Board of Directors’ ongoing succession planning efforts. A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Edwards will receive the severance and benefits that he is entitled to receive pursuant to Section 6(e) of his employment agreement with CommScope, Inc., a subsidiary of the Company (“CommScope”), dated January 14, 2011, as amended on September 12, 2013, as a result of the termination of his employment with CommScope pursuant to Section 6(b) thereof (termination without cause), contingent upon his execution of a release of claims and his compliance with the restrictive covenants in his employment agreement. Mr. Edwards’ employment agreement was previously filed as Exhibit 10.20 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-190354), filed with the Securities and Exchange Commission (“SEC”) on September 12, 2013. In addition, pursuant to the terms and conditions of the award agreements memorializing his equity awards, a portion of Mr. Edwards’ outstanding stock options will vest upon his separation or will remain eligible to vest based on the Company’s performance in fiscal year 2020. A description of Mr. Edwards’ employment agreement and payments upon termination of his employment with CommScope is also included in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on March 24, 2020.

Mr. Treadway, age 54, most recently served as an Operating Executive with The Carlyle Group LP from July 2020 to September 2020. Prior to that, he served as Chief Executive Officer of Accudyne Industries (a global provider of precision-engineered, process-critical and technologically advanced pumps and flow control equipment, systems and high efficiency industrial compressors) from 2016 to 2020. Prior to joining Accudyne Industries, Mr. Treadway held various leadership positions at Thomas & Betts Corporation (a global leader in the design, manufacture and marketing of essential components used to manage the connection, distribution, transmission and reliability of electrical power in industrial, construction and utility applications), including President and Chief Executive Officer from 2012 to 2016, President and Chief Operating Officer from 2011 to 2012 and Group President of Electrical from 2009 to 2011. He previously served in several management and executive positions at Schneider Electric S.A., Prettl International, Inc. and Yale Security, Inc. Mr. Treadway earned his Bachelor and Master of Science degrees in electrical engineering from the University of Louisiana-Lafayette and Clemson University, respectively, and a M.B.A. from Harvard Business School. There are no family relationships between Mr. Treadway and any director or other officer of the Company or any related party transactions involving Mr. Treadway.

In connection with his appointment as President and Chief Executive Officer, Mr. Treadway entered into an employment agreement with CommScope, pursuant to which he will receive an annual base salary at the rate of $1,100,000 per year, and will be eligible to earn an annual bonus with a target amount equal to 150% of his base salary, subject to achievement of performance goals established by the Compensation Committee of the Company’s Board of Directors. The term of the employment agreement expires on the third anniversary of the effective date of his employment with CommScope, with automatic one-year renewals unless either party provides 60-day notice of non-renewal. Pursuant to his employment agreement, if CommScope terminates Mr. Treadway’s employment without “cause” or Mr. Treadway resigns for “good reason” (as such terms are defined in the employment agreement), then Mr. Treadway will receive (i) severance equal to two times the sum of his base salary plus his target annual bonus, payable over a 24-month period (or in a lump sum if such termination occurs within two years following a “change in control” of the Company); (ii) a pro rata cash bonus for the year of termination, based on actual applicable performance results; and (iii) payments equal to COBRA premiums for 24 months. The employment agreement contains customary covenants regarding confidential information and work product, as well as covenants regarding non-competition and the non-solicitation of customers and employees that apply for two years following termination of employment. In connection with his commencement of employment, Mr. Treadway will receive a grant of 500,000 restricted stock units, which will vest in equal annual installments on the first three anniversaries of the grant date subject to his continued service with the Company, and a grant of 1,100,000 performance share units that may be earned based upon the achievement of certain hurdles relating to the Company’s stock price ranging from a low of $15 to a high of $40, and his continued service with the Company, over a four-year period. These equity awards will be issued as inducement grants outside of the Company’s Amended and Restated 2019 Long-Term Incentive Plan. Mr. Treadway will not be eligible to receive any other equity award until the fiscal year 2022, and any grants after such time will be subject to the discretion of the Company’s Board of Directors or a committee thereof. Mr. Treadway will be eligible to participate in the Company’s Annual Incentive Plan, with a prorated bonus for fiscal year 2020. The foregoing description of Mr. Treadway’s employment agreement is only a summary and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The form award certificate for Mr. Treadway’s restricted stock unit and performance share unit awards are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Mr. Treadway will enter into the Company’s standard indemnification agreement, the form of which was previously filed as Exhibit 10.22 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-190354), filed with the SEC on September 12, 2013.

On October 1, 2020, the Company also announced that Frank Drendel, the Company’s founder and current Chairman, has been named Chairman Emeritus and will remain a member of the Company’s Board of Directors. Mr. Drendel has decided to end his tenure as an active employee of the Company effective on October 1, 2020. Mr. Drendel is succeeded as employee Chairman by Claudius E. “Bud” Watts IV, who presently serves on the Company’s Board of Directors.

Mr. Drendel will receive the severance and benefits that he is entitled to receive pursuant to Section 6(d) of his employment agreement with CommScope, dated January 14. 2011, as amended on September 12, 2013, as a result of the termination of his employment with CommScope, contingent upon his execution of a release of claims and his compliance with the restrictive covenants in his employment agreement. Mr. Drendel’s employment agreement was previously filed as Exhibit 10.18 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-190354), filed with the SEC on September 12, 2013. In addition, pursuant to the terms and conditions of the award agreements memorializing his equity awards, Mr. Drendel’s outstanding stock options, restricted stock units, and performance share units will continue to vest while he remains in service with the Company as a member of its Board of Directors. A description of Mr. Drendel’s employment agreement and payments upon termination of his employment with CommScope is also included in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on March 24, 2020.

The Company and Mr. Drendel have agreed that Mr. Drendel will not receive the initial equity award normally granted to non-employee directors under the Company’s Non-Employee Director Compensation Plan but will be eligible to receive a pro rata cash retainer for his service as a non-employee director for the remainder of the present board year. Mr. Drendel will be eligible to participate fully in the Non-Employee Director Compensation Plan as a non-employee director for his service on the Company’s board, including the annual equity award thereunder, starting with the Company’s 2021 annual meeting, provided that he continues to serve as a director of the Company.

In connection with his appointment as employee Chairman, Mr. Watts entered into an employment agreement with CommScope effective October 1, 2020, pursuant to which he will receive an annual base salary at the rate of $600,000 per year but will not be eligible to participate in the Company’s annual bonus plan. The term of the employment agreement expires on the first anniversary of the effective date of his employment with CommScope, with automatic one-year renewals unless either party provides 60-day notice of non-renewal. Pursuant to his employment agreement, if CommScope terminates Mr. Watts’ employment without “cause” or Mr. Watts resigns for “good reason” (as such terms are defined in the employment agreement), then Mr. Watts will receive (i) severance equal to his base salary, payable over a 12-month period (or severance equal to two times his base salary payable in a lump sum if such termination occurs within two years following a “change in control” of the Company); and (ii) payments equal to COBRA premiums for 24 months. The employment agreement contains customary covenants regarding confidential information and work product, as well as covenants regarding non-competition and the non-solicitation of customers and employees that apply for a period of one year following termination of employment. In connection with his commencement of employment, Mr. Watts will receive a grant of 100,000 restricted stock units, which will vest in equal annual installments on the first three anniversaries of the grant date subject to his continued service with the Company, and a grant of 220,000 performance shares that may be earned based upon the achievement of certain hurdles relating to the Company’s stock price ranging from a low of $15 to a high of $40, and his continued service with the Company, over a four-year period. These equity awards will be issued pursuant to the Company’s Amended and Restated 2019 Long-Term Incentive Plan. Mr. Watts will not be eligible to receive any other equity award until the fiscal year 2022, and any grants after such time will be subject to the discretion of the Company’s Board of Directors or a committee thereof. The foregoing description of the employment agreement is only a summary and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference. The form award certificate for Mr. Watts’ restricted stock unit and performance share unit awards are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Since Mr. Watts will no longer qualify as an independent director under the applicable SEC and Nasdaq rules, effective as of October 1, 2020, he resigned as a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors and as the Lead Independent Director. As a result, the Company announced that the independent members of the Board have elected Timothy T. Yates as the new Lead Independent Director.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

10.1	Employment Agreement, dated October 1, 2020, by and between Charles L. Treadway and CommScope, Inc.

10.2	Form of Restricted Stock Unit Award Certificate.

10.3	Form of Performance Share Unit Award Certificate.

10.4	Employment Agreement, dated October 1, 2020, by and between Claudius E. Watts IV and CommScope, Inc.

99.1	Press release, dated October 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President,
Chief Legal Officer and Secretary